EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:
Mark Castaneda
Primo Water Corporation
Phone: (336) 331-4047
E-mail: mcastaneda@primowater.com

Primo Water Appoints Chief Operating Officer

Winston-Salem, N.C., December 10, 2012 — Primo Water Corporation (NASDAQ: PRMW), a leading provider of multi-gallon purified bottled water and related products, today announced that Matt Sheehan has joined the Company as Chief Operating Officer, a newly-created position at the Company. Mr. Sheehan will be responsible for overseeing the strategy and growth of the Company’s water segment.

Mr. Sheehan was most recently with Coinstar, Inc. (NASDAQ: CSTR) where he was instrumental in building the Redbox business, which was acquired by Coinstar in 2008. Mr. Sheehan held several roles at Redbox/Coinstar, most recently, as a Senior Venture Advisor, where he advised certain ventures within the Coinstar portfolio on long-term strategy, retail and distribution execution, and technology utilization. From 2008 to 2011, Mr. Sheehan built and led the first Redbox automated retail venture as Vice President, General Manager.

“We are extremely pleased to have Matt join our team and believe his experience in developing high growth services to retailers through solid operational capabilities will be instrumental in executing our plans for continued growth and achieving profitability,” commented Billy D. Prim, Primo Water’s President and Chief Executive Officer.  “His relationships across the mass merchant industry will help us increase distribution as we focus on growing our core water and dispenser businesses.”

“I’m extremely excited to join the Primo team and I look forward to helping them execute their strategies as I leverage my experience in developing retail distribution relationships to increase growth long-term,” said Mr. Sheehan.

Mr. Sheehan joined Redbox in 2005 as Director of Business Development and in 2006 became Vice President - Sales and Business Development, where he led the Company’s growth from 100 kiosks to over 20,000 kiosks across convenience, mass merchant and supermarket stores. Significant clients included Wal-Mart, Walgreens, 7-Eleven, HEB, Wegmans among others.

Mr. Sheehan earned a Bachelor of Business Management and Communications degree at Bentley College in Waltham, MA, and an MBA from the Smeal College of Business at Pennsylvania State University.

About Primo Water Corporation:
Primo Water Corporation is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water, water dispensers and CO2 cylinders sold through major retailers throughout the United States and Canada. Primo’s purified water and appliances can be found at over 20,000 retailers across North America including, Walmart (NYSE: WMT), Lowes Home Improvement (NYSE: LOW), Kmart (NASDAQ: SHLD), Kroger (NYSE: KR), HEB and many others. Learn more about Primo Water at www.primowater.com

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company's exchange and refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, the Company's inability to access sufficient capital to execute its business plans, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 15, 2012 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.
###